UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 9, 2015

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 9, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that its wholly-owned subsidiary Bode Cellmark Forensics (Bode Cellmark), a member of the LabCorp Specialty Testing Group, is cooperating with the Committee on Missing Persons (CMP) in Cyprus in its mission of exhumation, identification, and return of remains of missing persons in Cyprus. The CMP in Cyprus is a bi-communal body established in 1981 by agreement between the Greek Cypriot and Turkish Cypriot communities under the auspices of the United Nations, to determine the fate of persons reported missing due to inter-communal conflict. To date, the CMP has identified more than 570 individuals. Bode Cellmark began issuing DNA kinship match reports to the CMP in November 2014.

Exhibits

99.1	Press Release dated April 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 9, 2015